Exhibit 24

CLECO CORPORATE HOLDINGS LLC

POWER OF ATTORNEY

WHEREAS, Cleco Corporate Holdings LLC, a Louisiana limited liability company (the “Company”), intends to file with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form S-4 relating to the Company’s offer to exchange up to $300,000,000 aggregate principal amount of its outstanding 3.375% Senior Notes due 2029 for a like principal amount of its 3.375% Senior Notes due 2029 that have been registered under the Securities Act, including a related prospectus or prospectuses, with any such subsequent amendment(s) thereto (including post-effective amendments) and any supplement(s) thereto or any other registration statement or amendments (including post-effective amendments) thereto as may be required (collectively, the “Registration Statement”), as prescribed by the Commission pursuant to the Securities Act and the rules and regulations thereunder, together with any and all exhibits and other documents relating to the Registration Statement, in each case as may be necessary or appropriate in connection with the registration of securities of the Company;

NOW THEREFORE, the undersigned, in his or her capacity as a manager and/or officer of the Company, as the case may be, does hereby appoint William G. Fontenot, Kazi K. Hasan and Robbyn S. Cooper, and each of them severally, his or her true and lawful attorney(s)-in-fact and agent(s) with power to act without the other, with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, the Registration Statement, including the exhibits thereto and the prospectus or prospectuses referred to above, and any and all subsequent amendments thereto (including further post-effective amendments) and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act and any supplement(s) thereto and any and all instruments necessary or incidental in connection therewith, to file the same with the Commission and to appear before the Commission in connection with any matter relating thereto. Each of said attorneys-in-fact and agents shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying, approving and confirming the acts that said attorneys-in-fact and agents and each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 27th day of May, 2020.

/s/ Andrew M. Chapman
Andrew M. Chapman

/s/ Paraskevas Fronimos
Paraskevas Fronimos

/s/ Richard J. Gallot, Jr.
Richard J. Gallot, Jr.

/s/ David R. Gilchrist
David R. Gilchrist

/s/ Gerald C. Hanrahan, Jr.
Gerald C. Hanrahan, Jr.

/s/ Christopher J. Leslie
Christopher J. Leslie

/s/ Jon R. R. Perry
Jon R. R. Perry

/s/ Aaron J. Rubin
Aaron J. Rubin

/s/ Peggy B. Scott
Peggy B. Scott

/s/ Steven J. Turner
Steven J. Turner

/s/ Bruce D. Wainer
Bruce D. Wainer

/s/ William G. Fontenot
William G. Fontenot

/s/ Kazi K. Hasan
Kazi K. Hasan

/s/ F. Tonita Laprarie
F. Tonita Laprarie